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                                   EXHIBIT 5.1

                 [LETTERHEAD OF WINSTEAD SECHREST & MINICK P.C.]

                                                    Direct Dial:  (214) 745-5280
                                                           rroberts@winstead.com

                                 August 27, 1998

TBA Entertainment Corporation
402 Heritage Plantation Way
Hickory Valley, Tennessee  38042

Gentlemen:

      We have acted as counsel for TBA Entertainment Corporation, a Delaware corporation (the "Company"), in connection with the offer and sale by certain stockholders of the Company (the "Selling Stockholders") of 415,015 shares (the "Stockholder Shares") of the common stock, par value $0.001 per share (the "Common Stock"), of the Company pursuant to the Company's Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the "Registration Statement"). This Opinion Letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act of 1933, as amended.

      We have examined originals, or copies identified to our satisfaction as being true copies, of (a) the Company's Certificate of Incorporation and all amendments thereto, (b) the Company's Bylaws, as amended, (c) minutes of meetings or unanimous consents in lieu of meetings of the Company's board of directors and stockholders, and (d) such other corporate records and documents, certificates of corporate and public officials and statutes as we have deemed necessary for the purpose of this opinion.

      Based upon such examination and in reliance thereon, we are of the opinion that the Stockholder Shares are validly issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Yours very truly,

                                   WINSTEAD SECHREST & MINICK P.C.

                                   By:   /s/ Randall E. Roberts
                                      ----------------------------
                                         Randall E. Roberts